Exhibit 99.2

Pulmokine, Inc.

Financial Statements

December 31, 2023

Pulmokine, Inc.

Index to the Financial Statements

December 31, 2023

Page
Independent Auditor’s Report	1 - 2

Financial Statements

Balance Sheet	3

Statement of Operations	4

Statement of Stockholders’ Equity	5

Statement of Cash Flows	6

Notes to the Financial Statements	7 - 12

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of Pulmokine, Inc.

Opinion

We have audited the accompanying financial statements of Pulmokine, Inc. (a Delaware corporation), which comprise the balance sheet as of December 31, 2023, and the related statement of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pulmokine, Inc as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Pulmokine, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, which raise substantial doubt about Pulmokine, Inc.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Pulmokine, Inc.’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, which raise substantial doubt about Pulmokine, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
October 21, 2024

Pulmokine, Inc.

Balance Sheet

December 31, 2023

December 31,
2023
Assets
Current Assets
Cash and cash equivalents	$708,376
Accounts receivable	10,000,000

Total Current Assets	10,708,376
Security deposits	732

Total Assets	$10,709,108

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$4,741

Total Current Liabilities	4,741
Deferred income taxes	2,006,032

Total Liabilities	2,010,773

Commitments and Contingencies
Stockholders’ Equity
Seed preferred stock $.00001 par value, 1,000,000 shares authorized; 83,325 shares issued and outstanding	1
Common stock $.00001 par value, 10,000,000 shares authorized; 5,145,501 shares issued and outstanding	51
Additional paid-in capital	3,091,561
Retained earnings	5,606,722

Total Stockholders’ Equity	8,698,335

Total Liabilities and Stockholders’ Equity	$10,709,108

The accompanying notes are an integral part of these financial statements.

Pulmokine, Inc.

Statement of Operations

December 31, 2023

December 31,
2023
Revenue	$10,000,000

Operating expenses:
Salaries and payroll expenses	363
Professional fees	63,035
General and administrative expenses	15,308

Total operating expenses	78,706

Income (loss) from operations	9,921,294

Other income (expense)
Other income	35,065

Total other income	35,065

Income (loss) before income taxes	9,956,359
Income taxes	(2,007,545)

Net income (loss)	$7,948,814

The accompanying notes are an integral part of these financial statements.

Pulmokine, Inc.

Statement of Stockholders’ Equity

December 31, 2023

	Preferred Stock		Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance, January 1, 2023	83,325	1	5,145,501	51	3,091,561	(2,342,092)	749,521
Net income	—	—	—	—	—	7,948,814	7,948,814

Balance, December 31, 2023	83,325	$1	5,145,501	$51	$3,091,561	$5,606,722	$8,698,335

The accompanying notes are an integral part of these financial statements.

Pulmokine, Inc.

Statement of Cash Flows

December 31, 2023

December 31,
2023
Cash Flows From Operating Activities
Net income (loss)	$7,948,814
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	—
Change in operating assets and liabilities:
Accounts receivable	(10,000,000)
Prepaid expenses	—
Income taxes payable	2,006,032
Accounts payable and accrued expenses	4,373

Net Cash Used In Operating Activities	(40,781)

Net Decrease in Cash	(40,781)
Cash and Cash Equivalents at Beginning of Year	749,157

Cash and Cash Equivalents at End of Year	$708,376

Supplemental information:
Cash paid for income taxes	$—

Cash paid for interest	$—

The accompanying notes are an integral part of these financial statements.

Pulmokine, Inc.

Notes to the Financial Statements

December 31, 2023

NOTE 1 - NATURE OF OPERATIONS

Nature of Operations

Pulmokine, Inc. (the “Company”) was incorporated on November 13, 2007 under the laws of the State of Delaware. The Company is a privately held biopharmaceutical Company developing a novel class of kinase inhibitors for pulmonary related diseases. Currently in clinical development is the Company’s first program which is an inhaled small molecule inhibitor of platelet-derived growth factor receptor (PDGFR) for treatment of pulmonary arterial hypertension (PAH).

On October 2, 2017, the Company entered into a license agreement with FSG Pulmo, Inc. where the latter would obtain an exclusive license under the Licensed Patents of the Company and an exclusive license under the Licensed Know-How to further research, develop, commercialize, manufacture, sell, impot, export, and otherwise commercially exploit the Licensed Products. The Company, on the other hand, will be receiving payments for milestones achieved by the licensee in specific stages of the development and commercialization of the product.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the period. The significant estimate affecting the financial statements is the Company’s stock-based compensation. Actual results could differ from those estimates.

Revenue Recognition

Although the Company has begun to receive revenue from the licensing agreement, the Company has not generated significant revenue since inception.

The Company’s license agreements can include upfront license fees and milestone payments. The Company identifies all of the deliverables at the inception of the agreement. License fees, which are nonrefundable fees will be evaluated for standalone value to the licensor and may be recognized upon delivery pursuant to terms of the agreement. Milestone payments included in the transaction price is limited to amounts for which it is probable that a significant reversal of cumulative revenue recognized under the contract will not occur in future periods. At the end of each reporting period, the Company updates its assessment of whether the milestone payments are constrained by considering both the likelihood and magnitude of a potential revenue reversal. The Company recognizes revenues from royalties when they become due.

The Company had licensed its Licensed Patents and Licensed Know-Hows to FSG Pulmo, Inc. Under such agreement, in exchange for the exploitation of the Patents and Know-Hows, the Company will receive milestone payments in relation to the development, regulation, and sale of the product. Milestone payments vary based on the activity that was completed by the licensee. Milestone payments range from $2 million up to $75 million. Royalties are paid on the net sales of all licensed products at a rate of 6.5% to 8.5%. In December 2023, the Company recognized $10 million in revenue from completion of a milestone. There were no royalties received in 2023.

Pulmokine, Inc.

Notes to the Financial Statements

December 31, 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash

The Company periodically monitors its positions with, and the credit quality of the financial institutions with which it invests. Periodically, throughout the year, and as of December 31, 2023, the Company has maintained balances in excess of federally insured limits.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with Accounting Standards Codification (“ASC”) Topic 740, Income Taxes. Under the asset and liability method, deferred income taxes are recognized for differences between the financial reporting and tax bases of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in a tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company follows the guidance in ASC Topic 740-10 in assessing uncertain tax positions. The Company recognizes accrued interest and penalties associated with uncertain tax positions as part of the income tax provision. The standard applies to all tax positions and clarifies the recognition of tax benefits in the financial statements by providing for a two-step approach of recognition and measurement. The first step involves assessing whether the tax position is more-likely-than-not to be sustained upon examination based upon its technical merits. The second step involves measurement of the amount to be recognized. Tax positions that meet the more-likely-than-not threshold are measured at the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate finalization with the taxing authority. There were no uncertain tax positions nor income tax related interest and penalties recorded for the years ended December 31, 2023. The income tax returns of the Company for the year ended December 31, 2020 and subsequent years are subject to examination by the Internal Revenue Service and other taxing authorities, generally for three years after they were filed.

Stock-Based Compensation

The Company calculates stock-based compensation expense for option awards based on the grant/issue date fair value using the Black-Scholes-Merton option pricing model (“Black-Sholes Model”) and recognize the expense on a straight-line basis over the vesting period. The Company accounts for forfeitures as they occur. The Black-Scholes Model requires the use of a number of assumptions including volatility of the stock price, the weighted average risk-free interest rate, and the vesting period of the stock-based award in determining the fair value of stock-based awards. Although the Company believes the assumptions used to calculate stock-based compensation expense are reasonable, these assumptions can involve complex judgments about future events, which are open to interpretation and inherent uncertainty. In addition, significant changes to the assumptions could significantly impact the amount of expense recorded in a given period.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical data regarding the volatility of a publicly traded set of peer companies. The expected term of stock options granted utilizes the simplified method. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award.

Pulmokine, Inc.

Notes to the Financial Statements

December 31, 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” to measure the fair value of its financial statements and disclosures about fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in US GAAP, and expands disclosures about fair value measurements. Fair Value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy defined by ASC 820 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lower priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument. The Company uses this framework for measuring fair value and disclosures about fair value measurement. As of December 31, 2023, the Company has no financial assets or liabilities that are valued utilizing Level 2 and Level 3 inputs.

Recent Accounting Pronouncements

The Company considers the applicability and impact of all Accounting Standards Updates (“ASUs”). ASUs not discussed below were assessed and determined to be either not applicable or are expected to have minimal impact on the financial statements.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, as amended (“Topic 842”), which changes accounting for leases and requires lessees to recognize the assets and liabilities arising from all leases, including those classified as operating leases under previous accounting guidance, on the balance sheet and requires disclosure of key information about leasing arrangements to increase transparency and comparability among organizations. The Company adopted this guidance beginning January 1, 2022. The adoption did not have a material impact on the financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (“Topic 326”). The ASU introduces a new accounting model, the Current Expected Credit Losses model (“CECL”), which requires earlier recognition of credit losses and additional disclosures related to credit risk. The CECL model utilizes a lifetime expected credit loss measurement objective for the recognition of credit losses at the time the financial asset is originated or acquired. ASU 2016-13 is effective for annual periods beginning after December 15, 2022. The Company adopted this guidance beginning January 1, 2022. The adoption did not have a material impact on the financial statements.

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to the December 31, 2023 balance sheet date in accordance with FASB ASC 855-10-50, “Subsequent Events”, through October 21, 2024.

Pulmokine, Inc.

Notes to the Financial Statements

December 31, 2023

NOTE 3 - STOCKHOLDERS’ EQUITY

Seed Preferred Stock

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, the holders of shares of Seed Preferred Stock then outstanding shall be entitled to be paid out of the funds and assets of the Company, an amount per share equal to the greater of the original issue price for such share of Seed Preferred Stock, plus any dividends declared but unpaid thereon, or such amount per share as would have been payable had all shares of Seed Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up. If the funds and assets are insufficient to pay the holders of shares of Seed Preferred Stock, the holders of shares of Seed Preferred Stock will share ratably in any distribution of the funds and assets of the Company in proportion to the respective amounts that would otherwise be payable.

At any time when fifty percent or more of the initially issued shares of Seed Preferred Stock remain issued and outstanding, the Company shall not alter the powers, preferences or rights of the Seed Preferred Stock set forth in this Restated Certificate or the Bylaws of the Corporation or declare or pay any dividend or otherwise make a distribution to holders of Common Stock that is not also furnished proportionately to the holders of Seed Preferred Stock, without the written consent or affirmative vote of the requisite holders.

Each share of Seed Preferred Stock is convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the original issue price for the Seed Preferred Stock by the conversion price for the Seed Preferred Stock in effect at the time of conversion. The conversion price for the Seed Preferred Stock means the original issue price for the Seed Preferred Stock, subject to adjustment.

Upon either the closing of the sale of shares of Common Stock to the public in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the occurrence of an event specified by vote or written consent of the Requisite Holders, all outstanding shares of Seed Preferred Stock will automatically convert into shares of Common Stock, at the conversion price disclosed above.

Upon either the closing of the sale of shares of Common Stock to the public in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the occurrence of an event specified by vote or written consent of the Requisite Holders, all outstanding shares of Seed Preferred Stock will automatically convert into shares of Common Stock, at the conversion price disclosed above.

Stock Option

On December 18, 2015, the Company established a Stock Incentive Plan. Under the Plan, the Company shall issue option offer letters to certain individuals with the amount of stock options listed under the Plan. The Plan has a total of 760,000 shares available for grant. As of December 31, 2023, all of the options were granted under the plan.

For the year ended December 31, 2023, the Company did not grant any stock options. There was no stock-based compensation related to stock options recognized for the year ended December 31, 2023. As of December 31, 2023 there was no unrecognized compensation cost related to unamortized stock option compensation.

Pulmokine, Inc.

Notes to the Financial Statements

December 31, 2023

NOTE 3 - STOCKHOLDERS’ EQUITY (continued)

Stock Option (continued)

A summary of the Company’s option activity and related information follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balances, January 1, 2023	45,000	$3.53	4.49
Options granted	—	—	—
Options forfeited	—	—	—
Options exercised	—	—	—

Balances, December 31, 2023	45,000	$3.53	3.49

Vested and Exercisable	45,000	$3.53	3.49

NOTE 4 - DEFERRED TAXES

At December 31, 2023, the Company has available for federal and state income tax purposes a net operating loss (“NOL”) carryforward of approximately $389,000 for federal and state, which may be used to offset future taxable income. NOL’s are available to offset federal taxable income do not expire and have indefinite carryforwards. The amounts available to offset state taxable income have various carryforward provisions. No federal or state tax benefit has been reported in the accompanying financial statements since the Company believes that the realization of its net deferred tax asset was considered more likely than not based upon the Company’s losses since inception.

The provision for federal and state income taxes for the years ended December 31, 2023, is as follows:

2023
Federal
Current	$—
Deferred	2,008,000
State and Local
Current	—
Deferred	—

Total provision for income taxes	$2,008,000

The change in the valuation allowance for the years ended December 31, 2023 was approximately $83,000.

Pulmokine, Inc.

Notes to the Financial Statements

December 31, 2023

NOTE 4 - DEFERRED TAXES (continued)

The income tax provision differs from the expense that would result from applying federal statutory rates to income before income taxes due to the difference between the statutory rate and the effective tax rate. The difference relates mostly to permanent differences and the change in valuation allowance.

The Company’s deferred tax assets consisted of the effects of temporary differences attributable to the following:

December 31,
2023
Deferred Tax Assets:
Net operating loss carryovers	$—

Total deferred tax assets	—
Valuation allowance	—

Deferred tax asset, net	—

Deferred Tax Liabilities:
Difference in reporting basis	2,008,000

Total deferred tax liabilities	2,008,000

Net deferred tax liabilities	$2,008,000

NOTE 5 - RELATED PARTY TRANSACTIONS

On June 1, 2022, the Company entered into a consulting agreement with T2M Pathways, Inc. (T2M), a company owned by Pulmokine, Inc’s Executive Chair. In the agreement, T2M is to perform tasks and duties specified by the Company’s Chief Executive Officer or his delegate including provision of written reports summarizing work performed, compliance with Federal, State, and local laws and policies, and keeping proper books of accounts, receipts, payments, records of transactions, and dealings in the course of business of the Company.

In relation to the Company’s consultancy agreement with T2M, the Company incurred consulting expenses for the years 2023 amounting to $50,000. Consulting fees are recorded under the Professional fees line item of the Statement of Operations. Payables outstanding to T2M in relation to the agreement amounted to $4,482 for the year ended December 31, 2023.

NOTE 6 - SUBSEQUENT EVENTS

Prospective Merger with XOMA

On August 21, 2024, XOMA Royalty Corporation expressed its intention to enter a merger transaction with the Company. The Company and XOMA is still in the process of finalizing the terms of the agreement.

Milestone Payment with FSG Pulmo, Inc.

On January 9, 2024, the Company’s licensee, FSG Pulmo, Inc. remitted a milestone payment amounting to $10 million as the licensee initiated its first Phase 3 Clinical Trial for the Licensed Product.